Exhibit 10.1

FULGENT GENETICS, INC.

AMENDED AND RESTATED INCENTIVE COMPENSATION RECOUPMENT POLICY

I.
Introduction

The Compensation Committee of the Board of Directors (the “Committee”) of Fulgent Genetics, Inc. (the “Company”) believes it is in the best interests of the Company and its shareholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. The Committee has therefore adopted this amended and restated policy, effective as of October 2, 2023 (the “Effective Date”), which provides for the recoupment of certain executive compensation in the event of (i) an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws and (ii) serious misconduct (as discussed below in Section V(b)) (the “Policy”). This Policy is designed to comply with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and final rules and amendments adopted by the Securities and Exchange Commission (the “SEC”) to implement the aforementioned legislation.

II.
Administration

This Policy shall be administered by the Compensation Committee. The Committee shall recover any excess Financials Incentive-Based Compensation (as defined below) in accordance with this Policy unless such recovery would be impracticable, as determined by the Committee in accordance with Rule 10D-1 of the Exchange Act and any applicable rules or standards adopted by the SEC and the listing standards of any national securities exchange on which the Company’s securities are listed.

With respect to Incentive Compensation (as defined below) that is not also Financials Incentive-Based Compensation, the Committee will consider the facts and circumstances related to possible recoupment decisions and make determinations in its discretion regarding seeking recoupment. Any determination to seek recoupment under Section V(b) of this Policy shall only be made after providing the Covered Executive, upon their request, a reasonable opportunity to appear before the Committee to present their position regarding the alleged misconduct being considered by the Committee and to present and explain any exculpatory and/or mitigating information and related documents that they believe to be relevant. Any determinations made by the Committee shall be final and binding on all affected individuals.

III.
Application of Policy

This Policy applies to the Company’s current and former executive officers, as determined by the Committee in accordance with the requirements of Section 10D of the Exchange Act and any applicable rules or standards adopted by the SEC and any national securities exchange on which the Company’s securities are listed, and such other employees who may from time to time be deemed subject to the Policy by the Committee (“Covered Executives”).

IV.
Incentive-Based Compensation
a.
Financials Incentive-Based Compensation

For purposes of this Policy, financials incentive-based compensation (“Financials Incentive-Based Compensation”) includes any compensation that is granted, earned, or vested based wholly or in part upon the attainment of any financial reporting measures that are determined and presented in accordance with the accounting principles (“GAAP Measures”) used in preparing the Company’s financial statements and any measures derived wholly or in part from such measures, as well as non-GAAP Measures, stock price, and total shareholder return (collectively, “Financial Reporting Measures”); however, it does not include: (i) base salaries; (ii) discretionary cash bonuses; (iii) awards (either cash or equity) that are based upon subjective, strategic, or operational standards, and (iv) equity awards that vest solely on the passage of time. Financials Incentive-Based Compensation is considered received in the fiscal period during which the applicable reporting measure is attained, even if the payment or grant of such award occurs after the end of that period. If an award is subject to both time-based and performance-based vesting conditions, the award is considered received upon satisfaction of the performance-based conditions, even if such award continues to be subject to the time-based vesting conditions.

For the purposes of this Policy, Financials Incentive-Based Compensation may include, among other things, any of the following:

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Annual bonuses and other short- and long-term cash incentives.
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Stock options.
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Stock appreciation rights.
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Restricted stock or restricted stock units.
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Performance shares or performance units.

For purposes of this Policy, Financial Reporting Measures may include, among other things, any of the following:

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Company stock price.
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Total shareholder return.
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Revenues.
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Net income.
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Earnings before interest, taxes, depreciation, and amortization (EBITDA).
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Funds from operations.
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Liquidity measures such as working capital or operating cash flow.
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Return measures such as return on invested capital or return on assets.
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Earnings measures such as earnings per share.
b.
Incentive Compensation

For purposes of this Policy, incentive compensation (“Incentive Compensation”) means (i) any equity or equity-based award granted on or after the Effective Date, and (ii) any cash-based performance or incentive award (i.e., bonus or cash incentive plan payment, including any amounts deferred with respect thereto) approved, awarded, or granted to a Covered Executive on or after the Effective Date, including Financials Incentive-Based Compensation.

V.
Recoupment
a.
Accounting Restatement

In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under U.S. securities laws, including any required accounting restatement to correct an error in previously issued financial statements that (i) is material to the previously issued financial statements or (ii) is not material to previously issued financial statements, but that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Committee will require reimbursement or forfeiture of any excess Financials Incentive-Based Compensation received by any Covered Executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the accounting restatement (the “Look-Back Period”). For the purposes of this Policy, the date on which the Company is required to prepare an accounting restatement is the earlier of: (i) the date the Committee concludes or reasonably should have concluded that the Company is required to prepare a restatement to correct a material error, and (ii) the date a court, regulator, or other legally authorized body directs the Company to restate its previously issued financial statements to correct a material error.

Recovery of the Financials Incentive-Based Compensation is only required when the excess award is received by a Covered Executive (i) after the beginning of their service as a Covered Executive, (ii) who served as an executive officer at any time during the performance period for the Financials Incentive-Based Compensation, (iii) while the Company has a class of securities listed on a national securities exchange, and (iv) when that Covered Executive served in such covered position during the Lookback Period.

b.
Serious Misconduct

On and after the Effective Date of this Policy, the Committee may seek recoupment of any (i) amounts under Incentive Compensation subject to recoupment under this Policy or (ii) any Incentive Compensation after the Effective Date, to the extent granted or awarded to or earned by a Covered Executive in respect of services as an employee, all as determined by the Committee (such amounts, “Recoverable Payment”), when in its judgment, after reviewing relevant facts and circumstances, it determines that: (a) a Covered Executive (i) engaged in serious misconduct, or (ii) failed to supervise a subordinate employee who engaged in serious misconduct which the Covered Executive knew, or was reckless in not knowing, was occurring, and (b) such misconduct resulted in a material violation of law or a written Company policy that caused significant financial or reputational harm to the Company. As used in this Policy, “serious misconduct” may be found to have occurred only where a Covered Executive or a supervised employee acted knowingly, intentionally, or recklessly in violating a law or written Company policy. For the avoidance of doubt, a Covered Executive’s business judgment made in good faith and in the reasonable belief that such judgments and related actions were in or not opposed to the best interests of the Company shall not subject the Covered Executive’s Incentive Compensation to recoupment.

VI.
Excess Incentive Compensation: Amount Subject to Recovery
a.
Accounting Restatement

The amount of Financials Incentive-Based Compensation subject to recovery is the amount the Covered Executive received in excess of the amount of Financials Incentive-Based Compensation that would have been paid to the Covered Executive had it been based on the restated financial statements, as determined by the Committee. The amount subject to recovery will be calculated on a pre-tax basis.

For Financials Incentive-Based Compensation received as cash awards, the erroneously awarded compensation is the difference between the amount of the cash award that was received (whether payable in a lump sum or over time) and the amount that should have been received applying the restated Financial Reporting Measure. For cash awards paid from bonus pools, the erroneously awarded Financials Incentive-Based Compensation is the pro rata portion of any deficiency that results from the aggregate bonus pool that is reduced based on applying the restated Financial Reporting Measure.

For Financials Incentive-Based Compensation received as equity awards that are still held at the time of recovery, the amount subject to recovery is the number of shares or other equity awards received or vested in excess of the number that should have been received or vested applying the restated financial reporting measure. If the equity award has been exercised, but the underlying shares have not been sold, the erroneously awarded compensation is the number of shares underlying the award.

In instances where the Company is not able to determine the amount of erroneously awarded Financials Incentive-Based Compensation directly from the information in the accounting restatement, the amount will be based on the Company’s reasonable estimate of the effect of the accounting restatement on the stock price or total shareholder return upon which the Financials Incentive-Based Compensation was received. In such instances, the Company will maintain documentation of the determination of that reasonable estimate.

b.
Serious Misconduct

The determination by the Committee whether and the extent to which to seek recoupment of Incentive Compensation pursuant to Section V(b) of this Policy may be influenced by a variety of factors,

including, but not limited to: (i) the elements of the compensation received by the Covered Executive, (ii) retention, promotion, or succession planning considerations, (iii) pay equity factors, (iv) whether the underlying conduct was an isolated occurrence, (v) feasibility and cost of implementation, (vi) legal and compliance factors, (vii) whether other disciplinary actions have been taken against the Covered Executive, and (viii) the objective of administering the Policy in a way that does not discourage settlement of disputes when settlements are in the best long-term interests of the Company and its stockholders.

Based on the facts and circumstances, the Committee may decide on the appropriate recoupment method, including whether to seek recoupment of Recoverable Payments already paid or otherwise seek recoupment (totally or partially) of Recoverable Payments that have not vested or have not been paid. However, the Committee may not seek recoupment of any Recoverable Payments (a) following a change in control (as defined in the Covered Executive’s severance agreement) or (b) that were awarded more than three years prior to the first event giving rise to the recoupment. Recoupment determinations pursuant to this Policy shall only be made to the extent permitted by law, and this Policy shall be interpreted so as not to violate any law or regulation.

VII.
Method of Recoupment

The Committee will determine, in its sole discretion, subject to applicable laws and regulations, the method for recouping Incentive Compensation hereunder, which may include, without limitation:

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requiring reimbursement of cash Incentive Compensation previously paid;
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seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards;
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offsetting the recouped amount from any compensation otherwise owed by the Company to the Covered Executive;
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cancelling outstanding vested or unvested equity awards; and/or
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taking any other remedial and recovery action permitted by law, as determined by the Committee.
VIII.
No Indemnification; Successors

The Company shall not indemnify any Covered Executives against the loss of any incorrectly awarded Incentive Compensation. This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators, or other legal representatives.

IX.
Interpretation

The Committee is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. It is intended that this Policy be interpreted in a manner that is consistent with the requirements of Section 10D of the Exchange Act and any applicable rules or standards adopted by the SEC, including, without limitation, Item 402(b) of Regulation S-K, reasonably interpreted and applied, and any national securities exchange on which the Company’s securities are listed.

X.
Effective Date

Once effective, this Policy shall apply to Incentive Compensation that is received by a Covered Executive on or after October 2, 2023, as determined by the Committee in accordance with applicable rules or standards adopted by the SEC and the listing standards of any national securities exchange on which the Company’s securities are listed.

XI.
Amendment; Termination

The Committee may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary to comply with any rules or standards adopted by the SEC and the listing standards of any a national securities exchange on which the Company’s securities are listed. The Committee may terminate this Policy at any time.

XII.
Other Recoupment Rights

Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any similar policy in any employment agreement, equity award agreement, or similar agreement and any other legal remedies available to the Company.

In the event of any misconduct or supervisory failure described in Section V(b) above, the Company may take any actions that it deems appropriate to remedy the misconduct or supervisory failure and/or prevent its recurrence, including, but not limited to, dismissing or otherwise disciplining the Covered Executive or authorizing legal action for breach of fiduciary duty.